UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 29, 2018

HORACE MANN EDUCATORS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-10890	37‑0911756
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Horace Mann Plaza, Springfield, Illinois 62715‑0001
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: 217‑789‑2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01:    Entry into a Material Definitive Agreement

As of June 27, 2018, Horace Mann Educators Corporation (“HMEC”), as borrower, entered into a third amendment to its Amended and Restated Credit Agreement dated July 30, 2014, as amended (the “Credit Agreement”), with JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto (the “Third Amendment”). The Third Amendment extends the commitment termination date to June 27, 2023 from the previous termination date of July 30, 2019. The interest rate spread relative to Eurodollar base rates was not changed. The financial covenants were not changed. As of June 27, 2018, HMEC’s outstanding balance under the Credit Agreement remained at $0.

The preceding summary of the Third Amendment is qualified in its entirety by reference to the full text of the Third Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03:    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01:    Financial Statements and Exhibits

(d) Exhibits

Number                      Exhibit

10.1 Third Amendment to Amended and Restated Credit Agreement, entered into as of June 27, 2018, among Horace Mann Educations Corporation, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORACE MANN EDUCATORS CORPORATION

	By:	/s/ Kimberly A. Johnson
Name: Kimberly A. Johnson
Title:Vice President and Controller
(Principal Accounting Officer)

Date: June 29, 2018

Exhibit Index

Number                      Exhibit

10.1
Third Amendment to Amended and Restated Credit Agreement, entered into as of June 27, 2018, among Horace Mann Educations Corporation, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.